Exhibit 99.1

FIDUS INVESTMENT CORPORATION ANNOUNCES PROMOTION OF

THOMAS C. LAUER TO PRESIDENT

EVANSTON, Ill., September 1, 2016 – Fidus Investment Corporation (NASDAQ:FDUS) (“Fidus” or the “Company”) today announced the promotion of Thomas C. Lauer to President of Fidus Investment Corporation. Edward Ross, who had held the title of President, will continue to serve as the Company’s Chairman and Chief Executive Officer. Mr. Lauer will continue to serve as a director and member of the investment committee.

Mr. Lauer has more than 25 years of experience investing debt and equity capital in lower middle-market companies and has been a member of the Fidus platform since 2008 and a director of the Company since its IPO in 2011. Prior to joining Fidus, Mr. Lauer was a managing director of Allied Capital Corporation from 2004 to 2008, where he was a member of various investment committees. Earlier in his career, Mr. Lauer held positions at the Global Sponsor Finance Group of GE Capital, the Leveraged Capital Group at Wachovia Securities and its predecessor, First Union Securities, Inc., and the Platform Components Division of Intel Corporation.

“In recognition of the many contributions Tom has made to the firm during his tenure here, the Board of Directors and I are pleased to announce his promotion to President,” stated Mr. Ross. “Tom and I have worked together in the past at Allied Capital, Wachovia Securities and its predecessor First Union Securities, and I look forward to continued collaboration with him as we pursue our strategy of selectively growing and further diversifying our investment portfolio and advancing our goal of delivering stable and growing dividends to our stockholders.”

ABOUT FIDUS INVESTMENT CORPORATION

Fidus Investment Corporation provides customized debt and equity financing solutions to lower middle-market companies, which management generally defines as U.S. based companies with revenues between $10 million and $150 million. The Company’s investment objective is to provide attractive risk-adjusted returns by generating both current income from debt investments and capital appreciation from equity related investments. Fidus seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Fidus is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. In addition, for tax purposes, Fidus has elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. Fidus was formed in February 2011 to continue and expand the business of Fidus Mezzanine Capital, L.P., which commenced operations in May 2007 and is licensed by the U.S. Small Business Administration as a small business investment company.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements which are based upon current expectations and are inherently uncertain. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and are based on information available to the Company as of the date hereof and are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update any such statement now or in the future, except as required by applicable law.

Company Contact:	Investor Relations Contact:
Edward H. Ross	Jody Burfening
Chief Executive Officer	LHA
Fidus Investment Corporation	(212) 838-3777
(847) 859-3940	jburfening@lhai.com